Exhibit 10.2

GRUBHUB INC.

SECOND AMENDMENT TO

2015 LONG-TERM INCENTIVE PLAN

THIS SECOND AMENDMENT (this “Amendment”) to the Grubhub Inc. 2015 Long-Term Incentive Plan (as amended from time to time, the “Plan”), is made and adopted by the Board of Directors (the “Board”) of Grubhub Inc., a Delaware corporation (the “Company”), and effective January 31, 2020 (“Effective Date”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.

RECITALS

WHEREAS, the Company has previously adopted, and the Company’s stockholders have previously approved, the Plan;

WHEREAS, pursuant to Section 13.1 of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, with certain amendments not herein applicable subject to the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law under certain circumstances; and

WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan to eliminate the one-year minimum vesting period for Awards granted on or after the Effective Date.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows:

AMENDMENT

1.	Section 3.4 of the Plan is hereby deleted in its entirety, and replaced with the following heading: “Reserved.”
2.	This Amendment shall be and is hereby incorporated into and forms a part of the Plan.
3.	Except as expressly provided herein, all terms and conditions of the Plan shall continue in full force and effect.

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